ROBERT JARKOW
CERTIFIED PUBLIC ACCOUNTANT
3111 North Andrews Avenue
Fort Lauderdale, Florida  33309
(954) 630-9070

Global Business Resources, Inc.
22154 Martella Avenue
Boca Raton, FL 33433

INDEPENDENT PUBLIC ACCOUNTANTS

Ladies and Gentlemen:

We hereby consent to the use of our report dated April 8, 2002 in the Amendment No. 13 to Form SB-2 Registration Statement, of Global Business Resources, Inc. relating to the financial statements of Global Business Resources, Inc. which appear in such Form SB-2, and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/   Robert Jarkow

Robert Jarkow, CPA

January 28, 2003